UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-12

SUMMIT HEALTHCARE REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EASY ONLINE ACCESS – REQUEST BY INTERNET Log on to the Internet and go to: https://www.proxy-direct.com/sum-33533 On this site you can view the Notice of Annual Meeting of Stockholder and Proxy Statement online, request paper copies, request an email with a link to the materials and/or set future delivery preferences. Just follow the steps outlined on this secure website. TELEPHONE REQUESTS - CALL 1-877-816-5331 Obtain paper copies of the Proxy Statement and/or Form of Proxy with an option to set future delivery preference by touch tone phone. Call toll free from the U.S. or Canada at NO CHARGE to you. Follow the instructions provided in the recorded messages. E-MAIL REQUEST AT: proxymaterials@computershare.com: Email us to request Proxy Materials for the stockholder meeting and/or to set future delivery preferences. - Provide only your 14-Digit Control Number and 8-Digit Security Code as listed on this notice in your email request for materials. - If you want to elect to receive all future proxy materials in paper form or via email, please note your request and for email, provide the address. PAPER COPY REQUESTS SHOULD BE MADE NO LATER THAN OCTOBER 16, 2023, TO FACILITATE TIMELY DELIVERY. Summit Healthcare REIT, Inc. c/o Computershare PO Box 43131 Providence, RI 02940-3131 IMPORTANT PROXY INFORMATION Your Vote Counts! PLEASE USE THE 14-DIGIT CONTROL NUMBER & 8-DIGIT SECURITY CODE LISTED IN THE BOXES BELOW WHEN REQUESTING MATERIAL VIA THE TELEPHONE & INTERNET. When you are ready to vote, you can use the same Control Number & Security Code to record your vote. As a stockholder, it is important for you to vote! On the back of this notice, you will find a summary of the proposals that require a stockholder vote at the Meeting. This communication is NOT a form for providing voting instructions and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all the important information contained in the proxy materials before voting. The proxy materials also include details on how to provide voting instructions. The Notice of Annual Meeting of Stockholders and Proxy Statement, which includes the Company’s Letter, are available at: https://www.proxy-direct.com/sum-33533 Depending on how your account is currently set up, you are either receiving this Notice and Access card in lieu of a paper copy of the documents or you will receive an email with a link to the documents. There is no charge to you for the paper copies mailed to you (see below). However, to conserve environmental resources and prevent unnecessary corporate expense, we are using this “Notice and Access” method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission (SEC). We believe this process will provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares. If you are currently set up to receive paper copies and wish to receive these documents electronically, please use the website address on the notice to request electronic copies of future documents. The Annual Meeting of Stockholders of Summit Healthcare REIT, Inc. will be held on November 9, 2023, at 10:00 a.m., Pacific Time at 23382 Mill Creek Drive, Suite 125, Laguna Hills, California 92653. ONLINE MATERIAL ACCESS AND PAPER COPY REQUESTS CAN BE MADE UTILIZING ONE OF THE THREE METHODS BELOW. YOU CAN ALSO USE ONE OF THESE THREE METHODS TO ELECT A PERMANENT DELIVERY PREFERENCE FOR FUTURE MEETINGS. SHR_33533_NA_090523 Stockholder Meeting Notice – THIS IS NOT A PROXY – Please read carefully for voting instructions. inininsinstructions. Important Notice Regarding the Availability of Proxy Materials for the Summit Healthcare REIT, Inc. Annual Meeting of Stockholders to Be Held on November 9, 2023. ACCESS MATERIALS AND VOTE OR REQUEST PAPER DELIVERY OF MATERIALS

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN The following matters will be considered at the Meeting: 1. To elect three (3) Directors to hold office for one-year terms expiring in 2024. 2. Approve, by a non-binding advisory vote, the compensation paid to our named executive officers (NEOs); and 3. To transact such other business as may properly come before the meeting or any adjournment of the meeting. The Board of Directors recommends that stockholders vote FOR each nominee to the Board of Directors identified in the Proxy Statement and FOR the compensation paid to our named executive officers. .. Please refer to the Proxy Materials for further details on the proposals. Common Questions about Notice and Access Why am I receiving a Notice of Internet Availability instead of a Proxy card and Proxy statement? In order to conserve environmental resources and prevent unnecessary corporate expense, we are using the “Notice and Access” method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission (SEC). We believe this process will provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares. This model allows public companies to send you a Notice instead of a full set of printed proxy materials. As a stockholder, you can select the means by which you access those proxy materials. You can view the materials electronically via the Internet, or continue to receive a full set of printed materials for this Stockholder Meeting and all future meetings, or you can make that choice on a case by case basis. How do I access the materials, set my preference for future stockholder meeting materials and record my vote? On the front side of this Notice are easy to follow instructions on how to access Proxy materials electronically or request a full set of printed materials. Once you are on the website or ordering on the phone, you can also make your selection for future meetings. When you are ready to vote, electronic voting is available by Internet or Touch Tone Phone by using the Control Number and Security Code on the front of this Notice. The Touch Tone voting phone number is different from the ordering phone number and is displayed on the website. If you want to vote via Mail, you will need to request a paper copy of the materials to receive a Proxy Card and Return Envelope. If I request printed proxy materials, how long will it take for me to receive them? The SEC rule requires that the materials be sent via first class mail within three business days of receipt of your request. SHR_33533_NA_090523